                                                                      Exhibit 12
                                                                      ----------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                        FOR THE YEAR ENDED DECEMBER 31
                        ------------------------------
                         (in millions, except ratios)
                         ----------------------------

                                                              2000       1999       1998       1997       1996
                                                              ----       ----       ----       ----       ----
Earnings:

  Income before taxes on income and
    before accounting change                               $ 2,812    $ 1,849    $ 1,605    $ 1,602    $ 1,082
  Minority interests' share of earnings of
    majority-owned subsidiaries
    without fixed charges                                        1         --         (2)         3          4
  Less equity earnings                                        (115)       (55)       (50)       (42)       (30)
  Fixed charges added to net income                            470        232        245        182        171
  Distributed income of less than 50%
    owned persons                                                9          9         --         --         --
  Amortization of capitalized interest:
    Consolidated                                                15         15         20         20         22
    Proportionate share of 50% owned persons                    --         --         --          1          1
                                                           -------    -------    -------    -------    -------

      Total earnings                                       $ 3,192    $ 2,050    $ 1,818    $ 1,766    $ 1,250
                                                           =======    =======    =======    =======    =======

Fixed Charges:
  Interest expense:
    Consolidated                                           $   427    $   195    $   198    $   141    $   134
    Proportionate share of 50% owned persons                     6          4          3          3          5
                                                           -------    -------    -------    -------    -------
                                                               433        199        201        144        139
                                                           -------    -------    -------    -------    -------

  Amount representative of the interest
    factor in rents:

    Consolidated                                                35         32         43         37         32
    Proportionate share of 50% owned persons                     2          1          1          1         --
                                                           -------    -------    -------    -------    -------
                                                                37         33         44         38         32
                                                           -------    -------    -------    -------    -------

   Fixed charges added to earnings                             470        232        245        182        171
                                                           -------    -------    -------    -------    -------

  Interest capitalized:
    Consolidated                                                20         21         13          9          5
    Proportionate share of 50% owned persons                    --         --         --         --         --
                                                           -------    -------    -------    -------    -------
                                                                20         21         13          9          5
                                                           -------    -------    -------    -------    -------

  Preferred stock dividend requirements
  of majority-owned subsidiaries                                --         --         --         --         --
                                                           -------    -------    -------    -------    -------


      Total fixed charges                                  $   490    $   253    $   258    $   191    $   176
                                                           =======    =======    =======    =======    =======

Ratio of earnings to fixed charges                             6.5        8.1        7.0        9.2        7.1
                                                           =======    =======    =======    =======    =======